Exhibit 4.1

NUMBER

JM XXXX

JOHN MARSHALL BANCORP, INC.

SHARES

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

AUTHORIZED: 30,000,000 COMMON SHARES,
$0.01 PAR VALUE PER SHARE

CUSIP 47805L 10 1

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies That

is the owner of

Fully Paid and Non-Assessable Common Stock, $0.01 Par Value of

JOHN MARSHALL BANCORP, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

JOHN MARSHALL BANCORP, INC. CORPORATE SEAL VIRGINIA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY OF THE BOARD OF DIRECTORS

Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
6201 15th Avenue,
Brooklyn, NY 11219

By ______________________
Transfer Agent and Registrar Authorized Officer

© Mountain Financial Print & Design, LLC

JOHN MARSHALL BANCORP, INC. AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC TRANSFER FEE: AS REQUIRED The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties UNIF GIFT MIN ACT - ____________ Custodian ____________ JT TEN - as joint tenants with right (Cust)                               (Minor) of survivorship and not as under Uniform Gifts to Minors tenants in common Act _________________________________         (State) Additional abbreviations may also be used though not in the above list. _______________________________________________________________________________________________________________________ PLEASE INSERT SOCIAL SECURITY OR OTHER       IDENTIFYING NUMBER OF ASSIGNEE FOR VALUE RECEIVED,__________________________________________________________hereby sell, assign and transfer unto ___________________________________________________________________________________________________________ PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE ___________________________________________________________________________________________________________ ___________________________________________________________________________________________________________ ___________________________________________________________________________________________________________ _____________________________________________________________________________________________________ Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ___________________________________________________________________________________________Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises. Dated:___________________20________, Signature: X___________________________________________________________ Signature(s) Guaranteed: Signature: X___________________________________________________________ THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.